UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 9, 2023 (June 8, 2023)

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described below in Item 5.07 of this Current Report on Form 8-K, on June 8, 2023, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Velo3D, Inc. (the “Company”), the Company’s stockholders approved a certificate of amendment (the “Certificate of Amendment”) to the Company’s certificate of incorporation to permit the exculpation of certain of the Company’s officers from liability in specific circumstances. On June 8, 2023, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment.

A description of the Certificate of Amendment is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2023 (the “Proxy Statement”) in the section entitled “Proposal No. 3 – Approval of an Amendment to our Certificate of Incorporation to Permit the Exculpation of Certain Officers,” which description is incorporated herein by reference. The description is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Proxy Statement. There were 148,906,471 shares common stock present at the Annual Meeting, online or by proxy, which constituted a quorum for the transaction of business.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.To elect three Class II directors of the Company, each to serve a three-year term expiring at the 2026 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;

2.Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

3.Approve the Certificate of Amendment to permit the exculpation of certain officers of the Company.

The final results for each of these proposals are as follows:

Proposal 1: Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael Idelchik	112,383,665	16,122,273	20,400,533
Stefan Krause	128,106,349	399,589	20,400,533
Ellen Smith	127,256,561	1,249,377	20,400,533

As a result, the stockholders elected each of Michael Idelchik, Stefan Krause and Ellen Smith as Class II directors to serve until the 2026 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions
148,719,225	148,427	38,819

As a result, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. There were no broker non-votes on this matter.

Proposal 3: Approval of an Amendment to the Company’s Certificate of Incorporation to Permit the Exculpation of Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,726,011	673,792	106,135	20,400,533

As a result, the stockholders approved the Certificate of Amendment to permit the exculpation of certain officers of the Company.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	June 9, 2023	By:	/s/ Benyamin Buller
		Name:	Benyamin Buller
		Title:	Chief Executive Officer